FIRST AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”: CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”: Pilgrim’s Pride Corporation
110 South Texas Street
Pittsburg, Texas 75686

“Syndication Parties”: Whose signatures appear below

Execution Date: September 22, 2005

Recitals:

A.  CoBank (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain 2004 Amended and Restated Credit Agreement (Convertible Revolving Loan) dated as of April 7, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which CoBank and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B.  Borrower has requested that the Agent and the Syndication Parties broaden Borrower’s authority to make Investments, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this First Amendment to Credit Agreement (“First Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1  Section 10.8 is hereby amended in its entirety to read as follows:

10.8 Investments. Borrower shall not (nor shall it permit any of its Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower and the Subsidiaries may own, purchase or acquire:

(a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody’s Investors Service, Inc. or A1 by Standard & Poor’s Corporation on the date of acquisition;

(b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

(c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

(d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

(e) banker’s acceptances maturing within one year issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $50,000,000;

(f) Eurodollar time deposits maturing within six months purchased directly from a bank meeting the requirements of 10.8(b);

(g) direct obligations issued by any state of the United States or any political subdivision of any such state or public instrumentality thereof maturing within one year and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc.;

(h) investments in mutual funds that invest not less than 95% of their assets in cash and cash equivalents or investments of the kinds described in clauses (a) through (g) above;

(i) investments in an aggregate amount of up to $8,000,000.00 in deposits maintained with the Pilgrim Bank of Pittsburg;

(j) corporate bonds rated investment grade by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. or by Moody’s Investors Service, Inc.;

(k) Investments permitted under Sections 10.5, 10.6, 10.7, and 10.9;

(l) Investments made prior to the Effective Date in Persons, which are not Subsidiaries, and which are identified on Exhibit 10.8 hereto;

(m) Investments in the Subsidiaries;

(n) Investments in Intercompany Bonds;

(o) Investments in Southern Hens, Inc. in an aggregate amount not to exceed $5,000,000.00;

(p) Investments from time to time made after the Effective Date in Food Processors Water Cooperative, Inc. and the Greater Shenandoah Valley Development Company in accordance with past practice and their respective organizational documents as in effect on the date hereof;

(q) Investments described in, or similar to those described in, the attached Exhibit 10.8(q), so long as at the time of purchase such Investments (other than those described in clauses (B) and (D) of Exhibit 10.8(q)) had a long-term senior unsecured debt rating of not less than Baa3 by Moody’s Investors Service, Inc. and not less than BBB by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc.; and

(r) Investments not covered by clauses (a) through q) above, in an amount not to exceed at any time an aggregate of $50,000,000.00.

1.2  Exhibit 10.8(q) attached to this First Amendment shall be Exhibit 10.8(q) to the Credit Agreement.

2.  Conditions to Effectiveness of this First Amendment. The effectiveness of this First Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1  Delivery of Executed Loan Documents. Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following documents, each duly executed by Borrower and any other party thereto:

A.  This First Amendment

2.2  Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3  No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this First Amendment.

2.4  Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this First Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 17.1 of the Credit Agreement.

3.  General Provisions.

3.1  No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2  Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3  Definitions. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Credit Agreement.

3.4  Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable.

3.5  Governing Law. To the extent not governed by federal law, this First Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6  Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment.

3.7  Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

[Signatures to follow on next page.]

7

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT: CoBank, ACB

By:
Name: Jim Stutzman
Title: Vice President

BORROWER: Pilgrim’s Pride Corporation

By:
Name: Richard A. Cogdill
Title: Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES: CoBank, ACB

By:
Name: Jim Stutzman
Title: Vice President

Agriland, FCS

By:
Name: Steve Ogletree
Title: Chief Executive Officer

Deere Credit, Inc.

By:
Name: Raymond L. Murphey
Title: Senior Account Credit Manager

7

EXHIBIT 10.8(q) TO CREDIT AGREEMENT

CORPORATE CASH INVESTMENT POLICY

Each of the following Investments, provided that at the time of purchase such Investment (other than Items B and D below) shall have a long-term senior unsecured debt rating of not less than Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) and not less than BBB by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. (“S&P”):

A. Obligations of, or those guaranteed or insured by, the U.S. government or U.S. government sponsored enterprises or agencies;

B. Commercial paper rated P1 by Moody’s or A1 by S&P, which matures within one year of issuance thereof;

C. Direct obligations and securities issued by any state of the U.S. or any political subdivision of any such state or public instrumentality thereof;

D. Repurchase agreements fully collateralized by U.S. government and/or agency securities with a maximum maturity of seven days;

E. Other corporate notes, medium term notes and Rule 144A private placements;

F. Asset backed securities;

G. Mortgage backed securities and commercial mortgage backed securities;

H. Collateralized mortgage obligations;

I. Obligations of sovereign and supranational entities;

J. Other municipal debt obligations;

K. Remarketed or auction rate preferred shares of closed end mutual funds;

L. Money market mutual funds with a minimum $1billion average asset size for the previous 12 months;

M. Common stock listed on a U.S. exchange or traded in the over-the-counter market up to a maximum of 10% of the portfolio at the time of purchase; and

N. Debt obligations of non-U.S. governments, sovereign entities, supranational agencies or foreign corporations.

3453401_2.DOC